As filed with the Securities and Exchange Commission on December 9, 2015.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JETPAY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1175 Lancaster Avenue Suite 200 Berwyn, PA 19312	90-0632274

(State of Incorporation)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

JETPAY CORPORATION

2013 STOCK INCENTIVE PLAN (AS AMENDED)

AND

JETPAY CORPORATION EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Bipin C. Shah

Chief Executive Officer

1175 Lancaster Avenue

Suite 200

Berwyn, PA 19312

(Name and address of agent for service)
(484) 324-7980
(Telephone number, including area code, of agent for service)

Copies of all communications to:

James A. Lebovitz, Esq.

Dechert LLP

Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
(215) 994-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	2,000,000	$2.765	$5,530,000	$556.88
Common Stock, par value $0.001 per share	300,000	$2.765	$829,500	$83.54

(1)         Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of common stock of JetPay Corporation (the “Registrant”) which become issuable under the Registrant’s 2013 Stock Incentive Plan (the “Stock Incentive Plan”) or Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(2)         Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, solely for the purposes of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of the Registrant’s common stock on December 7, 2015 as reported on the NASDAQ Capital Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give documents containing the information specified by Part I of this Registration Statement to participants in the Stock Incentive Plan and the ESPP to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents, as originally filed with the Commission by the Registrant, are incorporated herein by reference:

(a)  the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 25, 2015;

(b)  the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed on May 13, 2015;

(c)  the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed on August 12, 2015;

(d)  the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, filed on November 12, 2015;

(e)  the Registrant’s Current Reports on Form 8-K or 8-K/A filed on January 5, 2015, January 20, 2015, May 12, 2015, June 8, 2015 and August 5, 2015; and

(f)  the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on May 9, 2011, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement. Each document incorporated by reference in this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission, until the information contained in such document is superseded or updated by any subsequently filed document which is incorporated by reference in this Registration Statement.

Notwithstanding the foregoing provisions of this Item 3, no document, or portion of or exhibit to any document, that is “furnished” to (rather than filed with) the Commission shall be incorporated or deemed to be incorporated by reference in this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

The Registrant has broad powers to indemnify directors and officers against liabilities they incur in these capacities under the Delaware General Corporation Law (the “DGCL”). The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (i) require that the Registrant indemnify current and former officers and directors of the Registrant for expenses, liabilities and losses incurred when they are made parties to or are threatened to be made parties to actions, suits or proceedings by reason of the fact that they are or were directors or officers of the Registrant and (ii) eliminate the monetary liability of individual directors to the Registrant or its stockholders for any breach of fiduciary duty, in each case, to the fullest extent allowed under the DGCL.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article X of the Registrant’s Amended and Restated Certificate of Incorporation and Article VII of the Registrant’s Amended and Restated Bylaws provide that the Registrant shall indemnify to the full extent permitted by the DGCL any person who was or is made a party or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (including service by such person in any capacity at another entity during his or her tenure as a director or officer of the Registrant at the Registrant’s request) for all expenses, liabilities or losses reasonably incurred or suffered by such person in connection with such action, suit or proceeding. The Registrant shall pay the indemnified person’s expenses incurred in defending any proceeding in advance if the indemnified person undertakes in writing to repay the amounts advanced if it is determined ultimately that the indemnified person is not entitled to indemnification. Article VI of the Registrant’s Amended and Restated Certificate of Incorporation and Article VII of the Registrant’s Amended and Restated Bylaws also eliminate the personal liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty, to the extent permitted by the DGCL.

The indemnification rights set forth above are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, member, trustee or agent of the Registrant, or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of another entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power or the obligation to indemnify such person against such liability.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

See Exhibit Index.

Item 9.   Undertakings

(a)          The Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment of this Registration Statement by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berwyn, Commonwealth of Pennsylvania, on December 9, 2015.

JETPAY CORPORATION

By:	/s/ Bipin C. Shah
Bipin C. Shah
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bipin C. Shah and Gregory M. Krzemien, each and individually, his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bipin C. Shah	Chairman of the Board and	December 9, 2015
Bipin C. Shah	Chief Executive Officer (Principal Executive Officer)

/s/ Gregory M. Krzemien	Chief Financial Officer	December 9, 2015
Gregory M. Krzemien	(Principal Financial Officer)

/s/ Peter B. Davidson	Vice-Chairman and Corporate	December 9, 2015
Peter B. Davidson	Secretary

/s/ Donald J. Edwards.	Director	December 9, 2015
Donald J. Edwards

/s/ Diane (Vogt) Faro	Director	December 9, 2015
Diane (Vogt) Faro

/s/ Frederick S. Hammer	Director	December 9, 2015
Frederick S. Hammer

/s/ Jonathan M. Lubert	Director	December 9, 2015
Jonathan M. Lubert

/s/ Steven M. Michienzi	Director	December 9, 2015
Steven M. Michienzi

/s/ Robert B. Palmer	Director	December 9, 2015
Robert B. Palmer

Exhibit Index

Exhibit Number	Description

4.1*	Amended and Restated Certificate of Incorporation of JetPay Corporation (filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on July 1, 2013, and incorporated by reference herein).

4.2*	Amended and Restated Bylaws of JetPay Corporation (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 23, 2013, and incorporated by reference herein).

4.3*	Universal Business Payment Solutions Acquisition Corporation 2013 Stock Incentive Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on July 1, 2013, and incorporated by reference herein).

4.4*	JetPay Corporation Employee Stock Purchase Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on July 2, 2015, and incorporated by reference herein).

4.5**	Amendment No. 1 to the Universal Business Payment Solutions Acquisition Corporation 2013 Stock Incentive Plan, dated December 12, 2013.

5.1**	Opinion of Dechert LLP (counsel to the Registrant) as to the legality of the securities being registered.

23.1**	Consent of Marcum LLP.

23.2**	Consent of Dechert LLP (included as Exhibit 5.1).

23.3**	Consent of Wouch Maloney & Co., LLP

24.1**	Power of Attorney (included on the signature page hereto).

* Incorporated by reference.

** Filed herewith.